100 NE Adams Street
Peoria, Illinois 61629

May 18, 2006

Dear Stockholder:

According to our latest records, we have not yet received your proxy for the important Annual Meeting of Stockholders of Caterpillar Inc., to be held on June 14, 2006. Your Board of Directors unanimously recommends that stockholders vote FOR Proposals 1, 2, 3, 4 and 5, and AGAINST Proposals 6, 7 and 8, as detailed in the proxy statement previously provided to you.

Please help your company avoid the expense of further solicitation - vote your proxy TODAY by telephone, via the Internet, or by signing and returning the enclosed proxy card.

(Please note your vote and this reminder may have crossed in the mail. If so, we encourage you to vote again to ensure representation at the meeting. Your vote will only be counted once.)

Thank you for your cooperation.

Very truly yours,

/s/ James B. Buda
James B. Buda
Vice President, General Counsel and Secretary

IMPORTANT NOTE:

Remember, you can vote by telephone or via the Internet --
Simply follow the easy instructions on the enclosed
proxy or voting instruction card.

If you have any questions, or need assistance voting
of your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-687-1865.